UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 31, 2013

PACIFIC GREEN TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54756	n/a
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5205 Prospect Road, Suite 135-226, San Jose, CA		95129
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(408) 538-3373

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective August 31, 2013, Jordan Starkman resigned as President, Treasurer, Secretary and, if any, from all other offices of our company, effective immediately. Mr. Starkman’s resignation was not the result of any disagreements with our company regarding our operations, policies, practices or otherwise.  Mr. Starkman remains as one of two directors of our company.

Concurrently with Mr. Starkman’s resignation, Neil Carmichael consented to and was appointed as President, Treasurer and Secretary of our company, effective immediately to fill the vacancy of Mr. Starkman’s resignation.

Neil Carmichael – Director, President, Treasurer and Secretary

Dr. Neil Carmichael, age 59, was appointed as a director of our company on December 18, 2012. Dr. Carmichael holds a Mathematics BSc from University of Edinburgh and a Mathematics PhD from University of Warwick.  Dr. Carmichael has over 25 years’ energy sector management experience including international business development, strategy formulation and implementation and procurement accountabilities.  From 1980-85, Dr. Carmichael worked in scientific and engineering consultancy, initially with Scicon (part of BP group) on non-linear optimization, then with Intercomp on mathematics for petroleum engineering and reservoir simulators. In 1985, he joined Shell in its reservoir engineering research unit. This was followed by positions in petroleum engineering, field development; followed by management roles in business development, personnel, information technology and procurement. This required working in a range of countries, from Peru to Bangladesh. In 2006 to 2010 he was chief executive officer of Shell Business Development Central Asia, based in Astana, Kazakhstan and responsible for Shell’s new business activities in Kazakhstan, Turkmenistan and Azerbaijan. Dr. Carmichael was also the Shell representative in Turkmenistan and Azerbaijan. Since 2010 he has been working on two upstream, exploration focused, startups, one in Ukraine and the other in Pakistan.  Dr. Carmichael has most recently held the position of General Manager and Country Representative in Central Asia with Shell Exploration and Production. Dr. Carmichael has a wide range of technical, country and management experiences; mostly focused on oil and gas, much of it applicable in other domains.

Our company believes that Mr. Carmichael’s educational background, and business and operational experience give him the qualifications and skills necessary to serve as President, Treasurer and Secretary of our company. Our board of directors continue to consist of both Mr. Starkman and Mr. Carmichael.

There has been no transaction since the beginning of the registrant’s last two completed fiscal years, or any currently proposed transaction, in which the registrant was or is to be a participant and the amount involved exceeds $120,000 or one percent of the average of the smaller reporting company’s total assets, and in which any related person had or will have a direct or indirect material interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC GREEN TECHNOLOGIES INC.

/s/ Neil Carmichael
Neil Carmichael
President and Director

Date: September 18, 2013